CONFIDENTIAL TREATMENT REQUESTED

Exhibit 10.29
Amended* Equipment Acquisition Agreement

*Reflects changes made by letter amendment dated August 22, 2007

Introduction

This Amended Equipment Acquisition Agreement (this “Agreement”) is entered into by and between California Micro Devices Corporation, a Delaware corporation (“CMD”), and SPEL Semiconductor Limited, a public limited company incorporated under the provisions of the Indian Companies Act, 1956 (“SPEL”), effective upon the later of the dates (the “Effective Date”) that it is signed on behalf of each party under Authorized Signatures below.

Background

A. SPEL has been packaging and testing semiconductor devices for CMD (the “Services”). The packaging involved has been primarily for TDFN packages and the parties desire to expand the Services to include UDFN and uUDFN packages.

B. SPEL has requested that CMD purchase and consign to SPEL certain equipment in order to help provide the infrastructure necessary to render increased amounts of Services.  In exchange, SPEL has agreed to provide CMD with lower prices for the Services to repay the purchase price.

Agreement

Based upon the facts and premises contained in the above Background, and the mutual promises below, SPEL and CMD hereby agree as follows:

0.  Definitions.

0.1 “Packaging Process” means TDFN, UDFN, uUDFN, or other packaging for semiconductors which uses the Equipment as defined in Section 1.3.

0.2 “Total Equipment Cost” means the cost of all of the Equipment purchased on Schedule 1 as listed on Schedule 1 pursuant to Section 1.

0.3 “Consignment Period” means that period of time from when the first piece of Equipment is received by SPEL until the Total Equipment Cost has been paid pursuant to Section 5  The Consignment Period can be terminated as provided in Section 7.

1. Pricing and the Equipment.

1.1. The prices listed on Schedule 3 under the heading SPEL Base shall be the mutually agreed price at which SPEL typically offers the Services to its customers, which shall be no more than the price SPEL affords other customers with similar (or lesser) volumes.  The initial version of Schedule 3 contains the SPEL Base prices as of the Effective Date.  The parties shall get together every ** months to review the SPEL Base prices and possibly revise the SPEL Base prices.  The expectation of the parties is that over time the SPEL Base prices will decline due to a corresponding decline in price of commodities (e.g. gold and copper). However, CMD acknowledges that if the price of commodities (e.g. gold and copper) should unexpectedly rise then the prices for the Services may have to increase accordingly and SPEL agrees that such commodity price increases are the only reason that the SPEL Base prices may increase.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

1.2. Schedule 3 will also be revised from time to time by the parties to add rows corresponding to differing numbers of leads or pitches or differing Packaging Processes.

1.3. SPEL has determined with CMD’s concurrence that the equipment to be subject to this Agreement should comprise of those items listed on Schedule 1, either new or used, with the estimated prices listed on Schedule 1.  Though estimated prices will remain the same, the number of items of each piece of Equipment may vary depending on the type of Equipment purchased provided that the Equipment purchased shall have a ** piece monthly capacity.  Within two weeks of the Effective Date, as CMD’s agent, SPEL shall obtain firm price quotations, including length and scope of warranty coverage (which SPEL shall ensure is available for consigned equipment) and available delivery dates, to purchase the items listed on Schedule 1 with a targeted delivery date of March or April 2007.  The price shall include the charges to deliver such equipment to SPEL’s location listed in Schedule 2 (the “Facility”), along with any taxes and duties, whether imposed on SPEL or CMD.  CMD will review such quotations and if such quotations differ from the estimates shown in Schedule 1 by more than 10% in the aggregate, the parties shall negotiate mutually acceptable changes to Schedule 3 to preserve the economics and shall revise Schedule 1 accordingly or else this Agreement shall terminate.  The equipment listed on the final Schedule 1 is referred to in this Agreement as the “Equipment”.  Once the parties have completed the negotiations of Schedules 1 and 3, then CMD shall place purchase orders for the Equipment for delivery to the Facility as soon as possible.  In this manner, CMD will consign to SPEL, and SPEL will accept in consignment, the Equipment.

2. Consignment of the Equipment.

2.1. CMD agrees to make available the Equipment to SPEL on a consignment basis at the Facility during the Consignment Period for the use by SPEL solely in order to improve and support SPEL’s Services to CMD and for no other purpose.  The date that the Equipment vendor ships each particular Equipment item to the Facility shall be its “Consignment Date”.  In no event during the Consignment Period may SPEL use the Equipment other than as set forth in this Section 2.1; thus for example, SPEL may not use the Equipment to manufacture, assemble, process, package, or test wafers for another customer without CMD’s express, prior written consent.

2.2. SPEL will assist CMD in obtaining any import licenses and other approvals and permits required for the importation of the Equipment and shall arrange the custom clearance of the Equipment as importer.  When obtaining the import licenses, SPEL will inform the authorities that the Equipment will remain the property of CMD indefinitely and shall arrange to the extent possible for CMD to be able to ship the Equipment elsewhere upon termination of this Agreement.

2.3. Along with the Equipment, CMD shall supply to SPEL technical documentation from the manufacturer relating to the installation and operation of the Equipment in the English language.  SPEL shall use and operate the Equipment only in accordance with the instructions as laid down in the documentation or as otherwise given by CMD.

3. Facility Preparation and Installation.

3.1. SPEL will prepare the Facility in accordance with the Equipment manufacturers’ requirements and will properly install the Equipment at the Facility.  The Equipment will be installed and fully operational no later than July 1, 2007.

3.2. CMD reserves the right to inspect the Facility and to request SPEL to make reasonable changes to the Facility to accommodate the Equipment.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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4. Custody and Ownership; Obligations During Consignment Period.

4.1. During the Consignment Period, CMD shall keep the sole and full title to the Equipment; thus, the Equipment shall remain the property of CMD.

4.2. Risk of loss or damage to, and custody of, the Equipment shall transfer to SPEL immediately following when risk of loss passes from the vendor of the Equipment to CMD.  SPEL acknowledges the good quality of the Equipment upon delivery to the Facility, unless SPEL notifies CMD within two weeks of receipt of the Equipment.  In such event, SPEL shall cooperate with CMD to file appropriate documentation with the Equipment vendor in order to make a claim.

4.3. SPEL shall comply with following obligations as to each item of Equipment until the expiration or termination of the Consignment Period:

(a) SPEL shall take all necessary steps to protect the Equipment and avoid the Equipment being subject to any damage and to safeguard CMD’s property rights, including without limitation intellectual property rights, in the Equipment.

(b) SPEL shall not sell, rent, lease, assign, donate, transfer, mortgage, or grant a security interest in or allow a lien to exist with respect to, the Equipment, or any of SPEL’s right to possession or use of the Equipment, to any third party under whatsoever conditions.  Thus, the Equipment and SPEL’s rights to use the Equipment under this Agreement shall be free from third party security interest or lien.

(c) SPEL shall be responsible for any damage to the Equipment.  Upon the termination of the Consignment Period as defined in Section 7, SPEL shall return the Equipment to CMD in the same condition it was in on the Consignment Date, ordinary wear and tear excepted.  Thus, for example, SPEL will be responsible for any damage to the Equipment as a result of improper use, negligence, gross negligence or willful acts or omissions, by SPEL or by its employees.  Moreover, SPEL shall be responsible for the maintenance and repair of the Equipment and keeping the Equipment in good operating condition.

(d) The Equipment shall not be transported from the Facility to any other location without first having obtained CMD’s prior consent in writing;

(e) SPEL shall at its sole expense maintain insurance insuring the Equipment against loss, theft, fire, and damage in an amount sufficient to cover the full value of the Equipment. SPEL shall provide CMD with all such copies of insurance, each of which shall name CMD as an additional insured and provide that the policy may not be cancelled or not renewed except upon 30 days prior written notice to CMD.

(f) SPEL will comply with all applicable laws, rules and regulations in exercising its rights and performing its obligations under this Agreement.  SPEL shall pay all taxes imposed on the Equipment and its use including, without limitation, VAT and personal property taxes, whether such taxes are imposed on CMD or SPEL.

(g) SPEL shall prominently label the Equipment as belonging to CMD and shall take appropriate steps and make any necessary filings with the government to ensure that the government and third parties know that the Equipment does not belong to SPEL and do not extend credit to SPEL on the basis of the Equipment.

(h) SPEL agrees to make any and all appropriate public filings in order to inform the public or government that the Equipment is the property of CMD and not SPEL and is merely on consignment to SPEL.  SPEL agrees to provide CMD with a copy of each such filing when made.

(i) SPEL shall perform Services using the Packaging Processes requested by CMD at the prices shown under the heading “Base Price”on Schedule 3.  SPEL commits to make ** units per month capacity of Packaging Services available to CMD using the Equipment and shall provide turn-around time, testing and quality control, and warranty for CMD that are comparable to or better than that provided to other customers of SPEL.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED
5. No payment.

In view of the fact that the Equipment is provided by CMD to SPEL to support SPEL’s Services to CMD, SPEL and CMD agree that the Equipment shall be given on consignment.  Notwithstanding the foregoing, SPEL shall pay CMD $58,200 prior to the last day of each month for 35 months beginning with September, 2007.  During August, 2010, SPEL shall pay CMD the difference between the Total Equipment Cost and the cumulative amount previously paid pursuant to the prior sentence..

6. Liability Limitation and Disclaimer.

6.1. CMD shall not be liable for any damages or losses in connection with this Agreement in excess of fifty US Dollars (US $50.00) and in particular CMD shall not be responsible or liable for bodily injury or damage to property or other loss sustained by third parties or SPEL which may arise in consequence of the use of the Equipment.  In addition, in no event shall CMD be liable for any indirect, special, incidental or consequential damages of any nature whatsoever, including without limitation loss of profit and/or revenue.

6.2. SPEL shall defend, indemnify and hold CMD harmless from and against any and all suits, claims, actions, proceedings, costs, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) arising out of or related to SPEL’s use of the Equipment, including without limitation damage or personal injury arising from SPEL’s use of the Equipment, including substandard Services. Notwithstanding the foregoing, this section 6.2 shall not apply to damages or personal injury to customers or other users of CMD’s products which arise due to their purchase or use of CMD products in which Services were a part of the manufacturing, assembly, or packaging process.

6.3. CMD is providing the Equipment “AS IS” without warranties of any kind except those provided by the Equipment vendor which CMD shall permit SPEL to assert on its behalf during the Consignment Period.  If the Consignment Period expires rather than terminates, then CMD shall assign the warranties to SPEL.

7. Consignment Period Expiration.

If and once the Consignment Period has expired (rather than terminated), CMD shall transfer all right, title, and interest to the Equipment to SPEL.  Upon request, CMD will assist SPEL as reasonably requested so that SPEL may take appropriate steps and make any necessary filings with the government to ensure that the government and third parties know that the Equipment no longer belongs to CMD.

8. Agreement Term and Termination.

8.1. This Agreement shall become effective upon the Effective Date and shall expire immediately after the Consignment Period expires unless earlier terminated (1) by either party upon ninety (90) days notice that it desires to terminate this Agreement without cause for its convenience or (2) by either party pursuant to Section 8.2.

8.2. In the event of a material breach of the terms and conditions of this Agreement by either party, the other party shall have the right to terminate this Agreement by notice in writing, if such breach or failure is not remedied by the breaching party within thirty (30) days after written notice describing such breach has been given by terminating party except that the cure period for payments due under Section 5 shall be ten (10) days for the first breach and two (2) business days for subsequent breaches..

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

8.3. In the event that CMD shall terminate this Agreement for cause or SPEL shall terminate this Agreement without cause, then SPEL shall stop the use of the Equipment and return the Equipment which is listed as test equipment to CMD.  CMD may if it desires inspect the Equipment at the Facility before the return of the Equipment.  SPEL shall pay for the cost of returning the Equipment from SPEL to CMD, including without limitation, shipping and insurance costs.  As to the Equipment which is listed as assembly equipment, CMD shall have the option of requesting that such Equipment be shipped as CMD directs at its cost or to cause SPEL to purchase such Equipment from CMD.  The purchase price shall be equal to the original price of such Equipment less an amount equal to the cumulative amount previously paid under Section 5 times the ratio of the original cost of that assembly Equipment being purchased to the original cost of all Equipment listed on Schedule 1.

8.4. In the event that SPEL shall terminate this Agreement for cause or CMD shall terminate this Agreement without cause, then SPEL shall stop the use of the Equipment and return the Equipment which is listed as test equipment to CMD and CMD shall owe SPEL an amount equal to the cumulative amount previously paid under Section 5 times the ratio of the original cost of such test Equipment to the original cost of all Equipment listed on Schedule 1 plus, as to the Equipment which is test equipment, the cost of replacement internal circuit boards unless caused by SPEL’s negligence, accident, or failure of periodic maintenance schedule provided that SPEL has informed CMD during the term of the Agreement whenever a replacement internal circuit board is required and its cost.  As to the Equipment which is listed as assembly equipment, SPEL shall have the option of purchasing such Equipment from CMD or shipping such Equipment as CMD directs at CMD’s cost.  The purchase price shall be equal to the original price of such Equipment less an amount equal to the cumulative amount previously paid under Section 5  times the ratio of the original cost of that assembly Equipment being purchased to the original cost of all Equipment listed on Schedule 1.  CMD may if it desires inspect the Equipment at the Facility before the return of the Equipment.  CMD has to pay for the cost of returning such Equipment from SPEL to CMD, including without limitation, shipping and insurance costs.  SPEL will obtain CMD’s prior approval and will bill CMD for the actual cost of these services.

8.5. The rights and obligations of the parties under Sections 6, 8, and 9 shall survive any expiration or termination of this Agreement and the rights and obligations of the parties under Section 7 shall survive any expiration of this Agreement.

9. Miscellaneous.

9.1. This Agreement shall be governed by and construed in accordance with the laws of California, excluding its conflict of law principles.  This Agreement has been made in English language and all documents and communications between the Parties hereto shall be in English language.

9.2. The terms and conditions contained in this Agreement and its Annexes constitute the entire agreement between the parties with respect of its subject matter and shall supersede any and all prior communications, representations, agreements and/or understandings, either oral or written, between the parties with respect to such subject matter.  No agreement or understanding varying or extending the terms and conditions contained in this Agreement and its Annexes shall be binding upon either party hereto unless made in writing and signed by duly authorized representatives of the parties.

9.3. The parties shall exercise all commercially reasonable efforts to settle between themselves in an amicable way any dispute which may arise out of or in connection with this Agreement.  Should a dispute nonetheless arise, the parties desire to avoid the burdens and delay that often accompany traditional litigation to the maximum extent possible and, therefore, agree that any dispute, controversy or claim concerning or relating to this Agreement and all connected and related matters whatsoever (a "Dispute"), shall be resolved  exclusively by referral to arbitration. The arbitration proceedings shall be conducted in English and in accordance with the rules and provisions of the International Centre for Dispute Resolution (“ICDR”).  The venue of the arbitration shall be San Jose, California.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

The arbitration shall be conducted by a person nominated jointly by the parties within ten (10) business days or else chosen in accordance with the rules of the ICDR. The arbitration shall be documents only, evidence through affidavits, "fast track" arbitration except that a party may if it chooses offer oral testimony.  The arbitrator shall have the right to pass interim awards and issue directions but shall not act in any award, direction, or decision beyond what a court could.  Any arbitration award shall be binding and final, except as otherwise provided by California law, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.  Notwithstanding any of the foregoing, CMD may request injunctive and/or equitable relief either from the arbitrator or from a court of competent jurisdiction in order to protect its rights or property, including without limitation for breach of the use restrictions under Section 2.1 and the various obligations under Section 4.3.

9.4. If any provision of this Agreement is held invalid, illegal or unenforceable, such provision will be reformed only to the extent necessary and in such a manner to effect the original intention of the parties; all remaining provisions continue in full force and effect.  Any failure by either party to strictly enforce any provision of this Agreement will not operate as a waiver of that provision or any subsequent default or breach of the same or a different kind. Notices under this Agreement must be in writing and will be deemed given when delivered personally, or by email or facsimile (with confirmation of receipt) or by conventional mail (registered or certified, postage prepaid with return receipt requested).  Notices will be addressed to the parties at the addresses appearing below, but each party may change the address by written notice in accordance with this paragraph.  This Agreement will be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

9.5. Either party is excused from performance and shall not be liable for any delay in delivery or non-delivery or performance, in whole or in part, caused by the occurrence of any contingency beyond the control of the parties including, but not limited to, delay in obtaining required clearances, fires, civil disobedience, riots, floods, shortage of power &  fuel, war, and other acts of God.     If the force majeure event lasts for more than four (4) months, then the other party may terminate this Agreement for cause.

9.6. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Authorized Signatures

In order to bind the parties to this Equipment Acquisition Agreement, their duly authorized representatives have signed their names below on the dates indicated.

	Spel Semiconductor Limited (SPEL)		California Micro Devices Corporation (CMD)

By:	/S/ SAM VARGHESE ____________________________	By:	/S/ ROBERT V. DICKINSON _______________________________
	Sam Varghese		Robert V. Dickinson

	Title: Chief Executive Officer		Title: President and Chief Executive Officer (Principal Executive Officer)

	Date Executed: September 6, 2007*		Date Executed: August 22, 2007*

	Address: 5 CMDA Industrial Estate MM Nagar, (Chennai) 603 209, India		Address: 490 N. McCarthy Blvd, #100 Milpitas, CA 95035

* January 24, 2007 for initial agreement

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

Schedule 1
List of Equipment and Cost

A.           Initial Estimate

1. UDFN Assembly
Die Attach (2)	$50,000
Wirebonders (7)	$300,000
Auto Mold/ Die set (1)	$450,000
Saw Singulation (1)	$200,000

2. uUDFN Assembly
Screen Printer (1)	$150,000
Die Attach (1)	$200,000

3. UDFN/uUDFN Test
Eagle Tester (1)	$250,000
Tesec Strip Handler (1) and Tape and Reel (1)	$600,000

Total	$2,200,000

B.           Final Quotations

1. UDFN Assembly
Die Attach (2)	$	**
Wirebonders (7)	$	**
Auto Mold/ Die set (1)	$	**
Saw Singulation (1)	$	**

2. uUDFN Assembly
Screen Printer (1)	$	**
Die Attach (1)	$	**

3. UDFN/uUDFN Test
Eagle Tester (1)	$	**
Tesec Strip Handler (1) and Tape and Reel (1)	$	**

Total	$	**

Schedule 2
Facility Location
** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Schedule 3
Pricing

Package	Pitch	SPEL Base
8 lead TDFN	0.4 mm	**
12 lead TDFN	0.4 mm	**
16 lead TDFN	0.4 mm	**
8 lead TDFN	0.5 mm	**
12 lead TDFN	0.5 mm	**
16 lead TDFN	0.5 mm	**
8 lead UDFN	0.4 mm	**
12 lead UDFN	0.4 mm	**
16 lead UDFN	0.4 mm	**
8 lead UDFN	0.5 mm	**
12 lead UDFN	0.5 mm	**
16 lead UDFN	0.5 mm	**
6 lead uUDFN	0.4 mm	**
6 lead uUDFN	0.5 mm	**

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

Post-Consignment Services Pricing Agreement

Introduction

This Post-Consignment Services Pricing Agreement (this “Agreement”) is entered into by and between California Micro Devices Corporation, a Delaware corporation (“CMD”), and SPEL Semiconductor Limited, a public limited company incorporated under the provisions of the Indian Companies Act, 1956 (“SPEL”), effective upon the date (the “Effective Date”) of either (1) the expiration of the Equipment Acquisition Agreement entered into by and between CMD and SPEL effective January __, 2007 (the “Equipment Acquisition Agreement”) or (2) the termination of the Equipment Acquisition Agreement without cause by SPEL or with cause by CMD.  Should the Equipment Acquisition Agreement instead be terminated without cause by CMD or with cause by SPEL, then this Agreement shall never become effective.

Background

A. SPEL has been packaging and testing semiconductor devices for CMD (the “Services”).  The packaging involved has been primarily for TDFN packages and the parties desire to expand the Services to include UDFN and uUDFN packages.

B. CMD will be purchasing and consigning to SPEL certain equipment listed on Schedule 1 (the “Equipment”), either new or used, in order to help provide the infrastructure necessary for SPEL to render increased amounts of Services as set forth in the Equipment Acquisition Agreement.  In exchange, SPEL has agreed to provide CMD with lower prices for the Services under this Agreement once SPEL has provided CMD with price concessions equal to the purchase price of the Equipment as set forth in the Equipment Acquisition Agreement.

Agreement

Based upon the facts and premises contained in the above Background, and the mutual promises below, SPEL and CMD hereby agree as follows:

0. Definitions.

0.1 “Packaging Process” means TDFN, UDFN, uUDFN, or other packaging for semiconductors which uses the Equipment.

0.2 “SPEL Ownership Period” means that period of time starting on the Effective Date until the expiration or termination of this Agreement.

1. Pricing.

1.1. The prices listed on Schedule 2 under the heading SPEL Base shall be the mutually agreed  price at which SPEL typically offers the Services to its customers, which shall be not greater than the price SPEL affords other customers with similar (or lesser) volumes, and the Post Amortization prices are calculated as a difference from the SPEL Base price.  The initial version of Schedule 2 contains the SPEL Base prices as of the date of execution of this Agreement.  The parties shall get together at the start of the SPEL Ownership Period and every ** months thereafter to review the SPEL Base prices and possibly revise the SPEL Base prices, in which case the Post Amortization prices will be revised accordingly to retain the same differential from the SPEL Base prices as on the initial Schedule 2.  The expectation of the parties is that over time the SPEL Base prices will decline due to a corresponding decline in price of commodities (e.g. gold and copper).  However, CMD acknowledges that if the price of commodities (e.g. gold and copper) should unexpectedly rise then the prices for the Services may have to increase accordingly and SPEL agrees that such commodity price increases are the only reason that the SPEL Base prices may increase.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

1.2. Schedule 2 will also be revised from time to time by the parties to add rows corresponding to differing numbers of leads or pitches or differing Packaging Processes.  In the case of TDFN Packaging Processes the Post Amortization prices for the new rows are anticipated to be **% of the SPEL Base price while for non-TDFN Packaging Processes, the Post Amortization prices for the new rows are anticipated to be **% of the SPEL Base price.

2. Liability Limitation and Disclaimer.

2.1. CMD shall not be liable for any damages or losses in connection with this Agreement in excess of fifty US Dollars (US $50.00).  In addition, in no event shall CMD be liable for any indirect, special, incidental or consequential damages of any nature whatsoever, including without limitation loss of profit and/or revenue.

2.2. SPEL shall defend, indemnify and hold CMD harmless from and against any and all suits, claims, actions, proceedings, costs, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) arising out of or related to SPEL’s use of the Equipment, including without limitation damage or personal injury arising from SPEL’s use of the Equipment, including substandard Services. Notwithstanding the foregoing, this section 6.2 shall not apply to damages or personal injury to customers or other users of CMD’s products which arise due to their purchase or use of CMD products in which Services were a part of the manufacturing, assembly, or packaging process.

3. SPEL Obligations During the SPEL Ownership Period.

3.1.	SPEL shall comply with following obligations during the SPEL Ownership Period:

(a) SPEL shall take all necessary steps to protect the Equipment and avoid the Equipment being subject to any damage. SPEL shall be responsible for the maintenance and repair of the Equipment and keeping the Equipment in good operating condition.

(b) SPEL may sell the Equipment, or any of SPEL’s rights to possession or use of the Equipment, provided that SPEL has first provided CMD with written assurance that SPEL has other equipment which SPEL would commit to employ in order to have the capacity to render the Services to CMD on five million pieces per month at the Post Amortization price.

(c) SPEL may relocate the Equipment from the Facility provided that SPEL has first provided CMD with written assurance that the Equipment will still be available to provide the Services to CMD, or else that SPEL had other equipment that SPEL would substitute for the Equipment in order to have the capacity to render the Services to CMD on five million pieces per month at the Post Amortization price.

(d) SPEL shall at its sole expense maintain insurance insuring the Equipment against loss, theft, fire, and damage in an amount sufficient to cover the full value of the Equipment.

(e) SPEL will comply with all applicable laws, rules and regulations in exercising its rights and performing its obligations under this Agreement.  SPEL shall pay all taxes imposed on the Equipment and transfer to SPEL and its use including, without limitation, VAT and personal property taxes, whether such taxes are imposed on CMD or SPEL.

(f) SPEL shall give priority to CMD’s needs over those of its other customers in SPEL’s use of the Equipment.

(g) SPEL shall perform Services using the Packaging Processes requested by CMD at the prices shown under the heading “Post Amortization” on Schedule 2.  SPEL commits to make ** units per month capacity of Packaging Services available to CMD and shall provide turn-around time, testing and quality control, and warranty for CMD that are comparable to or better than that provided to other customers of SPEL.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED
4. Agreement Term and Termination.

4.1. This Agreement shall become effective upon the Effective Date and shall expire on **, unless earlier terminated (1) by either party upon ninety (90) days notice that it desires to terminate this Agreement without cause for its convenience,  (2) by either party pursuant to Section 4.2, or (3) pursuant to Section 4.3.

4.2. In the event of a material breach of the terms and conditions of this Agreement by either party, the other party shall have the right to terminate this Agreement by notice in writing, if such breach or failure is not remedied by the breaching party within thirty (30) days after written notice describing such breach has been given by terminating party.

4.3. This Agreement shall be deemed terminated on the day after the Effective Date if the Equipment Acquisition Agreement was terminated without cause by SPEL or with cause by CMD.

4.4. In the event that CMD shall terminate this Agreement for cause, SPEL shall terminate this Agreement without cause, or this Agreement is deemed terminated pursuant to Section 4.3, then SPEL shall pay to CMD damages per month equal to the spread between SPEL Base price and Post Amortization price for ** units until this Agreement would otherwise have expired.

4.5. In the event that SPEL shall terminate this Agreement for cause or CMD shall terminate this Agreement without cause, then SPEL’s obligations under Section 3.1 shall cease.

4.6. The rights and obligations of the parties under Sections 2, 4, and 5 shall survive any expiration or termination of this Agreement.

5. Miscellaneous.

5.1. This Agreement shall be governed by and construed in accordance with the laws of California, excluding its conflict of law principles. This Agreement has been made in English language and all documents and communications between the Parties hereto shall be in English language.

5.2. The terms and conditions contained in this Agreement and its Schedules constitute the entire agreement between the parties with respect of its subject matter and shall supersede any and all prior communications, representations, agreements and/or understandings, either oral or written, between the parties with respect to such subject matter.  No agreement or understanding varying or extending the terms and conditions contained in this Agreement and its Annexes shall be binding upon either party hereto unless made in writing and signed by duly authorized representatives of the parties.

5.3. The parties shall exercise all commercially reasonable efforts to settle between themselves in an amicable way any dispute which may arise out of or in connection with this Agreement.  Should a dispute nonetheless arise, the parties desire to avoid the burdens and delay that often accompany traditional litigation to the maximum extent possible and, therefore, agree that any dispute, controversy or claim concerning or relating to this Agreement and all connected and related matters whatsoever (a “Dispute”), shall be resolved  exclusively by referral to arbitration. The arbitration proceedings shall be conducted in English and in accordance with the rules and provisions of the International Centre for Dispute Resolution (“ICDR”). The venue of the arbitration shall be San Jose, California.

The arbitration shall be conducted by a person nominated jointly by the parties within ten (10) business days or else chosen in accordance with the rules of the ICDR. The arbitration shall be documents only, evidence through affidavits, “fast track” arbitration except that a party may if it chooses offer oral testimony.  The arbitrator shall have the right to pass interim awards and issue directions but shall not act in any award, direction, or decision beyond what a court could.  Any arbitration award shall be binding and final, except as otherwise provided by California law, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

5.4. If any provision of this Agreement is held invalid, illegal or unenforceable, such provision will be reformed only to the extent necessary and in such a manner to effect the original intention of the parties; all remaining provisions continue in full force and effect.  Any failure by either party to strictly enforce any provision of this Agreement will not operate as a waiver of that provision or any subsequent default or breach of the same or a different kind. Notices under this Agreement must be in writing and will be deemed given when delivered personally, or by email or facsimile (with confirmation of receipt) or by conventional mail (registered or certified, postage prepaid with return receipt requested).  Notices will be addressed to the parties at the addresses appearing below, but each party may change the address by written notice in accordance with this paragraph.  This Agreement will be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

5.5 Either party is excused from performance and shall not be liable for any delay in delivery or non-delivery or performance, in whole or in part, caused by the occurrence of any contingency beyond the control of the parties including, but not limited to, delay in obtaining required clearances, fires, civil disobedience, riots, floods, shortage of power & fuel, war, and other acts of God.  The term of this Agreement shall be extended by the amount of time that the force majeure condition lasts; provided, however, that if the force majeure event impacts SPEL and lasts for more than four (4) months, then CMD may request that SPEL pay to CMD any proceeds it receives from insurance covering the Equipment in which case this Agreement would expire and SPEL shall pay such proceeds to CMD within ten (10) days of when received by SPEL.

5.6 This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Authorized Signatures

In order to bind the parties to this Post-Consignment Services Pricing Agreement, their duly authorized representatives have signed their names below on the dates indicated.

	Spel Semiconductor Limited (SPEL)		California Micro Devices Corporation (CMD)

By:	/S/ SAM VARGHESE ____________________________	By:	/S/ ROBERT V. DICKINSON _______________________________
	Sam Varghese		Robert V. Dickinson

	Title: Chief Executive Officer		Title: President and Chief Executive Officer (Principal Executive Officer)

	Date Executed: January 24, 2007		Date Executed: January 24, 2007

	Address: 5 CMDA Industrial Estate MM Nagar, (Chennai) 603 209, India		Address: 490 N. McCarthy Blvd, #100 Milpitas, CA 95035

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

Schedule 1
List of Equipment

1.  UDFN Assembly

Die Attach (2)
Wirebonders (7)
Auto Mold/ Die set (1)
Saw Singulation (1)

2.  uUDFN Assembly

Screen Printer (1)
Die Attach (1)

3.  UDFN/uUDFN Test

Eagle Tester (1)
Tesec Strip Handler (1)
Tape and Reel (1)

Parenthetical indicates number of units of equipment.

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED

Schedule 2
Pricing

Package	Pitch	SPEL Base	Post Amortization
8 lead TDFN	0.4 mm	**	**
12 lead TDFN	0.4 mm	**	**
16 lead TDFN	0.4 mm	**	**
8 lead TDFN	0.5 mm	**	**
12 lead TDFN	0.5 mm	**	**
16 lead TDFN	0.5 mm	**	**
8 lead UDFN	0.4 mm	**	**
12 lead UDFN	0.4 mm	**	**
16 lead UDFN	0.4 mm	**	**
8 lead UDFN	0.5 mm	**	**
12 lead UDFN	0.5 mm	**	**
16 lead UDFN	0.5 mm	**	**
6 lead uUDFN	0.4 mm	**	**
6 lead uUDFN	0.5 mm	**	**

** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.